                                                                   Exhibit 10.27


                                AGENCY AGREEMENT

         This Agency Agreement (the "Agreement") is made by and among the investors named on Schedule A hereto (each an "Investor" and collectively, the "Investors"), and Personal Resources Management, Inc., acting in its capacity as collateral agent hereunder for the Investors (together with its successors and assigns, the "Agent").

                                   Background

         1. The Investors have agreed to advance up to Six Hundred and Forty Thousand Dollars ($640,000.00) (the "Loan") to Titan PCB East, Inc., a Delaware corporation (the "Borrower"). The Loan is evidenced by a secured promissory note in the amount of Six Hundred and Forty Thousand Dollars ($640,000.00) (the "Note") delivered to the Investors in conjunction with the Loan, in the form attached hereto as Exhibit A. Pursuant to a Security Agreement, dated as of the date hereof, between the Borrower and the Agent, on behalf of the Investors (the "Security Agreement"), the obligations of the Borrower under the Note are secured by a security interest, granted in favor of the Agent for the benefit of the Investors, in and to all property and assets of the Borrower (the "Security Interest"). The Borrower's obligations, as set forth in the Note and the Security Agreement are sometimes referred to as the "Borrower's Obligations".

         2. The Investors desire to enter into this Agreement in order to set forth their understanding with respect to several matters pertaining to the servicing of the Loan and the enforcement of their respective rights with respect to the Note.

         3. The Investors desire to appoint the Agent to act on behalf of all Investors consistent with the terms and conditions of this Agreement and to set forth the duties and responsibilities of the Agent, the allocation of certain payments by the Borrower among the Agent and the Investors and decisions relating to the exercise of remedies set forth herein. Unless otherwise defined herein, capitalized terms have the meanings afforded them in the Note.


                           N O W , T H E R E F O R E ,

         In consideration of the premises and the mutual covenants and agreements herein set forth, and in reliance on the representations and warranties contained herein, the parties hereby agree as follows:

         Section 1. Loan Advance. The Investors have each agreed to advance, pursuant to the terms and conditions set forth in the Note, their respective percentage interests (the "Percentage Interests") in the Note, which are set forth in Schedule A attached hereto.

         Section 2. Delivery of Funds; Credit Amount. At the time of the Closing of the Note, each Investor shall have delivered it's Percentage Interest to the Borrower. Such amount may be reduced pro-rata in the event the Borrower's requests a partial draw under the Note.

         Section 3.  Ownership Interest.

         (a) Upon delivery of the funds described in Section 2, each Investor shall own an interest in the Loan and the Borrower's Obligations equal to its Percentage Interest as described on Schedule A.

         (b) Notwithstanding the "Percentage Interests", and except as otherwise stated herein, the Investor shall thereupon own, pari passu to each of the other Investors, an undivided fractional interest in:

                           (i)      the Borrower's Obligations;

                           (ii) all payments made on or in respect of the Borrower's Obligations;

                           (iii)    all recoveries or distributions in
                                    connection with the Borrower's Obligations;
                                    and

                           (iv) all present and future collateral (and all proceeds in connection therewith) securing the same.

         (all of the foregoing being included in the term "Borrower's Obligations" unless the context clearly requires otherwise).

         Section 4.  Agent.

         (a) Each Investor hereby authorizes and appoints the Agent to act on behalf of such Investor as collateral agent for and representative of such Investor under this Agreement, the Security Agreement and the Note, to enforce the rights provided under this Agreement, the Security Agreement (including enforcement of the Security Interest) and the Note, and the obligations of the Borrower thereunder and, to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.

         (b) Subject to Section 8, all actions taken in accordance with paragraph (a) above shall be binding upon each Investor for all purposes. No Investor shall have any right to exercise, individually, any rights or remedies under the Note (unless required by applicable law, in which case any recovery thereunder shall be subject to the terms of Section 10) or the Security Agreement (including enforcement of the Security Interest), it being understood and agreed that all of such rights and remedies shall be exercised solely by and through the Agent for the benefit of all of the Investors. Any action by any Investor in violation of this Section 4(b) shall be void and without authority.


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         (c)      Subject to Section 4(b), this Agreement does not limit any rights afforded to the Investors under the Note. Nothing contained in this Agreement is intended to limit the Borrower's obligation to make payment of all Borrower Obligations owed by it to the Investors strictly in accordance with the terms of the Note and instruments or agreements delivered in connection therewith.

         (d) The Agent (i) may resign as such at any time upon at least 30 days' notice to the Investors, or (ii) may be replaced by a vote of Investors holding majority of the principal and interest then outstanding and owing under the Note (the "Requisite Holders"). In either the case of clause (i) or clause (ii) of the preceding sentence, the Requisite Holders shall appoint another Investor as a successor Agent. If the Requisite Holders do not make such appointment within ten business days prior to the scheduled final date of the Agent, the retiring Agent shall appoint a new Agent from among the Investors or, if no Investor accepts such appointment, from among commercial banking institutions or trust institutions generally. In furtherance of the foregoing, upon the announcement that the Agent will resign in its capacity as the Agent, or that the Requisite Holders will replace the Agent, each of the Investors agree to use their best efforts to promptly appoint another Agent. Upon the acceptance of any appointment as the Agent hereunder, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the Note. After the retiring Agent's resignation hereunder as the Agent, the provisions of this Section 4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the Note, and any other agreement relating thereto.

         Section 5.  Servicing of the Loan; Limited Liability.

         (a) The Agent shall act as agent for the Investors in servicing the Loan and the Borrower's Obligations, and subject to
                  Section 3 hereof, Agent will enforce the Borrower's
                  Obligations.

         (b) The Agent and its employees, agents, and attorneys shall not be liable for any actions taken, or omitted to be taken, in good faith, and they shall only be liable for grossly negligent, reckless, and/or willful misconduct.

         Section 6.  No Representation or Warranty.

         (a) No Investor has made any warranty or representation to any other Investor, expressed or implied, with respect to the Loan, the adequacy of security for the Loan, the existing or future solvency or financial worth of the Borrower, and the ability of the Borrower to repay the Loan and the Borrower's Obligations. Each Investor acknowledges that the Loan and the Borrower's Obligations carry a high degree of risk; that the Borrower may default on its obligations under the Loan, which may result in a bankruptcy filing and/or foreclosure action and/or a deterioration of the collateral for the Loan; and that it may not be possible for the Investors to collect the full principal balance of the Loan, any or all of the accrued interest on the Loan, and/or any or all other amounts due with respect to the Loan.

         (b) All information, data, projections and other materials heretofore supplied to each Investor has been extrapolated from material supplied by the Borrower or due diligence. Each Investor acknowledges and agrees that no Investor makes any representation or warranty as to the nature and quality of such information. Each Investor acknowledges and agrees that it has had ample opportunity to make and have made such investigations as it has deemed necessary under the circumstances.

         Section 7.  Records; Notices.

         (a) The Agent shall maintain all records in conjunction with the Loan and shall, at all times, reflect that it is acting as agent for the Investors in accordance with this Agreement. Any Investor shall have the right, on reasonable prior notice, to inspect the Agent's records with respect to the Loan and the Borrower' s Obligations.

         (b) Each Investor shall give notice promptly to the Agent of the occurrence of any Event of Default of which it has knowledge. Promptly following receipt, the Agent shall give a copy of such notice which it has received pursuant to this Section 7(b) to all of the Investors.

         Section 8. Participant Consent Required. Notwithstanding Section 4, the Agent shall not have the right to take any of the following actions without obtaining the consent of all of the Investors:

         (a) to make or permit any substitution, withdrawal or release of any Collateral or other security securing the payment of the Loan;

         (b) to waive, amend or modify the terms of the Note or other Instruments of Collateral or other documents executed in conjunction with the Loan; or

         (c) to initiate legal proceedings to collect on the Borrower's Obligations, and/or to foreclose any security interest securing the payment and performance of the Borrower's Obligations.

In all other respects, the Agent shall have the absolute right and ability to administer and/or service the Loan and the Borrower's Obligations without the need to seek approval from Investors, provided that it will regularly report to and provide notice to the Investors of all material actions taken with respect to the Loan.


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         Section 9. Expenses. All expenses including, but not limited to, counsel fees and court costs paid or incurred by any Investor (an "Obligated Party") in any action to collect or foreclose on any of the Borrower's Obligations, the Security Interest or on the Loan, excepting litigation between the Investors, shall be borne by the Investors in accordance with their respective Percentage Interests at the time of the default or the failure of performance giving rise to the action to collect or enforce the rights of the Investors under the Note, the Security Agreement, or the Borrower's Obligations. Payment shall be made by each Investor to the Obligated Party within five (5) days after receipt of notice of demand from the Obligated Party to the Participant for the payment of his pro rata share. If such payment is not made when due, the Obligated Party may make such payment on the defaulting Participant's behalf, such payment shall bear interest at the rate of twelve percent (12.0%) per annum and shall be automatically repaid to the Obligated Party out of the first funds received on behalf of the defaulting Participant from or on behalf of the Borrower.

         Section 10.  Distribution of Sale or Refinance Proceeds.

         (a) If Borrower repays or refinances the Loan, or if the Borrower is in default of the Borrower's Obligations and the Agent sells or disposes of any Collateral for the Loan or the Agent or any Investor otherwise recovers all or part of the principal and interest due and owing under the Borrower's Obligations, the net proceeds of said refinances or sale or the amount of principal and interest repaid shall be distributed in the following order of priority:

                           (i) First, repayment of each Investors expenses described above in Section 9, pari passu and pro rata;

                           (ii) Second, repayment of remaining principal and interest (exclusive of default interest, late charges, and other prepayment penalties) to each Investor;

                           (iii) Third, repayment of default interest, late charges, and prepayment penalties to each Investor pari passu up to their respective Percentage Interests;

          (b) The priorities of allocation set forth in Section 10(a) shall apply in all circumstances, including with respect to any distribution made in any case or proceeding under Title 11 of United States Code or any other proceeding relating to the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation.

         (c) If any Investor (an "Excess Party") shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff, or otherwise) as a result of the realization, sale or other remedial disposition of, or foreclosure on, any Collateral or any repayment under the Note in excess of the amount it is then entitled to receive under the terms of this Agreement and the Note, such Excess Party shall hold such amount in trust for the ratable benefit of the other Investors in accordance with the terms of this Agreement and shall pay an amount equal to such excess to the Agent for distribution to the remaining Investors in accordance with the terms of this Agreement.

         Section 11. Notices. Any notice or other communication to be given hereunder shall be in writing and shall be mailed or telecopied to such party at the address or number set forth below each Investor's name on Schedule A hereto or to such other person, address or number as the party entitled to such notice or communication shall have specified by notice to the other party given in accordance with the provisions of this Section. Any such notice or other communication shall be deemed given: (i) if mailed, certified or registered, return receipt requested, properly addressed and with postage prepaid on the first to occur of the date of receipt or the third business day after mailing; or (ii) if sent by telecopy, when transmitted, provided a copy is also sent by mail, return receipt requested; or (iii) on the date delivered by hand or courier.

         Section 12. Cost of Suit or Enforcement. If any Investor resorts to suit or other legal proceedings to enforce any right or remedy hereunder, the non-prevailing party agrees to pay the prevailing party' s costs of suit and enforcement, including reasonable attorney's fees.

         Section 13. Governing Law. This Agreement shall be construed in accordance with and governed by laws of the State of New York, without giving effect to its conflict of laws or choice of law provisions or rules. Any litigation based hereon, or arising out of, under or in connection with, this Agreement shall be brought and maintained in the Courts of the State of New York (sitting in the City of New York, New York County) or in the United States District Court for the Southern District of New York. The Agent and each Investor hereby expressly and irrevocably submits to the jurisdiction of the Courts of the State of New York and of the United States District Court for the Southern District of New York for the purpose of any such litigation as set forth above and irrevocably agree to be bound by any judgment rendered thereby in connection with such litigation.

         Section 14. Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signature pages received by facsimile shall be deemed originals for purposes of enforcement of this Agreement.

         Section 15. Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of the Investors, their respective successors, legal representatives, and assigns.

         Section 16. Gender. Whenever the context so requires, the singular and plural shall be interpreted to include the other, and the neutral and male genders shall be interpreted to reflect the applicable genders.

         Section 17. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Investors and supersedes all prior agreements and understandings relating to the subject matter hereof.

         Section 18. Authorization. Each of the Investors warrants and represents that it is duly authorized to execute this Agreement and comply with its obligations hereunder.



                                      -7-
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                  IN WITNESS WHEREOF, the Parties have executed this Agreement as of the 27th of February, 2003.

                                   THE AGENT:

                                   PERSONAL RESOURCES MANAGEMENT, INC.


                                   By: /s/ Fredric Kudish
                                       ---------------------
                                   Name:  Fredric Kudish
                                   Title:  President


                                   THE INVESTORS:


                                   By: /s/ Robert Bitton
                                       ------------------
                                   Name: Robert Bitton



                                   -----------------------------


                                   By: /s/ John De Wees
                                       -------------------
                                   Name: John De Wees



                                   -----------------------------


                                   By: /s/ Charles E Gross, Jr
                                       -------------------------
                                       Name: Charles E. Gross Jr



                                   -----------------------------

                                   William F Morando, Mary Ann Chicosky TTEE u/w/o William R Morando

                                   By: /s/ William F Morando
                                      ---------------------------
                                      Name: William F Morando
                                      Title: Trustee


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

                                   By: /s/ Mary Ann Chicosky
                                        ----------------------
                                   Name: Mary Ann Chicosky
                                   Title: Trustee


                                   -----------------------------


                                   By:  /s/ William F Morando
                                        ---------------------
                                   Name: William F Morando

                                   -----------------------------


                                   By: /s/ Leah Rapps
                                       ---------------
                                   Name: Leah Rapps





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




                                   SCHEDULE A
                 (Percentage Interests as of February 27, 2003)

Names and Addresses of Investors
Name of Secured Party                    Percentage Interest        Principal Amount of Note
---------------------                    -------------------        ------------------------
Robert Bitton                                           7.82                      $50,000.00

William Morando                                         9.38                      $60,000.00

William F Mordando Trustee, Mary                        7.82                      $50,000.00
Ann Chickosky Trustee u/w/o William
R Morando

Charles E. Gross                                        7.82                      $50,000.00

John DeWees                                             4.69                      $30,000.00

Henry Hackel                                           23.44                     $150,000.00

David Hungerford -                                     15.63                     $100,000.00

Joel Gold                                               7.82                         $50,000

Leah Rapps                                             15.63                     $100,000.00

Total                                                   100%                     $640,000.00




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